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                                                                      EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT


The voting securities below are in each case owned by Forest City Enterprises, Inc. except where a subsidiary's name is indented, in which case that subsidiary's voting securities are owned by the next preceding subsidiary whose name is not so indented.

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

                                                       Percentage of
                                                     Voting Securities
                                                         Owned By                        State of
         Name of Subsidiary                          Immediate Parent           Incorporation/Organization
         ------------------                          ----------------           --------------------------
Forest City Rental Properties Corporation                   100                            Ohio
   Forest City Residential Group, Inc.                      100                            Ohio
   Forest City Commercial Group, Inc.                       100                            Ohio
   Forest City Commercial Holdings, Inc.                    100                          New York
Forest City Trading Group, Inc.                             100                           Oregon
Sunrise Development Co.                                     100                            Ohio
  Sunrise Land Co.                                          100                            Ohio
    FC-Granite, Inc.                                        100                            Ohio
      Granite Development Partners, L.P.                     67                          Delaware
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